                                                                    EXHIBIT 10.9

              MASTER SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT
                             FOR EMBEDDED PRODUCTS


This Software License and Distribution Agreement for Embedded Products ("Agreement") is made and entered into by and between TopTier Israel Ltd. ("Licensor") having principal offices at 4 Hacharoshet St. Ra'anana 43651 Israel and SAP AG ("SAP"), having principal offices at Neurottstrasse 16, 69190 Walldorf, Germany.

       PREAMBLE
       --------

       WHEREAS, SAP designs, develops, markets and sells worldwide the SAP Software with financial human resources logistics and manufacturing standard application programs based on client-server architecture;

       WHEREAS, Licensor designs, develops, markets and sells software for hyperrelational technology.

       NOW THEREFORE, the parties agree as follows:

1.     DEFINITIONS
       -----------

1.1 "Applicable Entity/Entities" shall mean SAP's subsidiaries and/or distributors or marketing partners or training partners authorized by SAP.

1.2    "Attachments" shall mean all attachments to this Agreement.

1.3    "Effective Date" shall mean the date of execution of this Agreement.

1.4 "End User" shall mean any combination of the types of users licensed by SAP or Applicable Entities under their standard form end-user license agreements.

1.5 "Internal Use" shall mean use of the Software Products to create applications for the internal business utilization by SAP or Applicable Entities.


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.6 "Not For Distribution Use" or "NDR" shall mean use of the Software Products and Resale Products for SAP or Applicable Entities, internal training and testing, and for demonstrations to prospects and internal personnel of such entities.

1.7 "SAP Software" shall mean the SAP software products, as well as third party products other than Software Products, marketed and licensed to End Users by SAP.

1.8 "Software Products" shall mean all of Licensor's products to be embedded in SAP Software, and/or any combinations of Licensor's products, as listed in the respective Exhibit of Attachment A hereto, including all
                                           ------------
       updates, upgrades, new versions and applicable End-User documentation. Licensor shall have the right to modify the Software Products, subject to the notification procedure in Section 6.1. The Software Products for purposes of this Agreement, shall include any software products (other than SAP Software) provided by third parties and licensed with, or as part of, the Software Products. The Software Products shall also include other third party software products added to the Software Products licensed hereunder after the Effective Date of this Agreement.

1.9 "Software Products Fee" shall mean the license fee payable by SAP to Licensor for the Software Products licensed by SAP or the Applicable Entities to End Users hereunder as stipulated in the respective Exhibit of Attachment A.
          ------------

1.10 "Support Services" shall mean the Licensor's support services as set forth in Attachment B.
                ------------

1.11 "Support Services Fee" shall mean the fee payable by SAP to Licensor for the provisions of Support Services by Licensor as stipulated in the respective Exhibit of Attachment A.
                             ------------

1.12   "Territory" shall mean all countries of the world.


2.     SCOPE OF AGREEMENT
       ------------------

2.1 This Agreement, including any Attachments hereto, sets forth the terms and conditions pursuant to which SAP licenses for Software Products from Licensor and markets these Software Products in connection with SAP Software.

2.2 Deviating conditions, including, without limitation, those contained in any of Licensor's standard terms and/or standard contracts shall not apply even if referred to by Licensor and not expressly objected to by SAP. Silence by SAP amounts to rejection of Licensor's standard terms or contracts.

3.     RIGHTS OF SAP
       -------------

3.1 Licensor hereby grants to SAP and the Applicable Entities a non-exclusive and perpetual license to use the Software Products on an NDR Use basis and an Internal Use basis. It is agreed by the parties that Licensor shall provide one copy of the Software Products on a no-charge basis to such entities.

3.2 Licensor hereby grants to SAP the non-exclusive and perpetual right to make copies of the master media copies of the Software Products and sublicense and distribute them to End Users within the Territory as a product embedded into SAP Software. Such sublicenses will be granted by SAP in the same license agreement by which SAP licenses SAP Software to End Users. SAP shall be entitled to determine the Software Products license fees that SAP charges End Users for the Software Products licensed by SAP to End Users independently of Licensor.

3.3 Licensor hereby further grants SAP the non-exclusive and perpetual right to sublicense the Software Products to the Applicable Entities by providing copies of the Software Products and authorizing the Applicable Entities to make copies thereof and sublicense and distribute them to End Users within the Territory as a product embedded in SAP Software.

3.4 Licensor hereby grants SAP a non-exclusive and perpetual right to use the Licensor portal and HRNP technologies as described in Attachment C and US patent No. 5,848,424 and PCT No. Wo 98/22908 and corresponding patents to make developments to the portal technologies of SAP to be distributed and licensed to End-Users worldwide. Third party software distributed in portal technologies of SAP shall only be affected by this non-exclusive right insofar as it is embedded in such SAP products. This right includes the right to make developments to portal technologies of SAP to access data sources provided by SAP Software and to access data sources provided by non SAP Software data sources through web technologies without thereby enabling such non SAP Software data sources to interact as hyper-relational as SAP portal technologies itself.

3.5 The rights granted to SAP under this section can not be withdrawn or canceled or otherwise terminated upon full payment of the USD $
       10.000.000 license fee (sec. 8.3).

4.     LICENSOR'S OBLIGATIONS
       ----------------------

4.1 Licensor agrees to ship within thirty (30) business days after the Effective Date one (1) set of master media copies of the Software Products to SAP. Licensor shall be responsible for all costs of export and shipping of the master media copies of the Software Products.

4.2 Licensor shall provide to SAP master media copies, NDR Use copies and Internal Use copies of the Software Products, including applicable user documentation, updates and new releases on a preferred basis, but in all events not later than its first shipment to its own customers.

4.3 Licensor shall provide Support Services to SAP as described in Attachment B and the parties shall train a mutually agreed number of employees of either party with support functions for 2 to 3 weeks in the respective parties technology at no cost to either party excepting travel related costs.

4.4 Both parties shall provide further technical training to employees of the other with respect to the Software Products and Resale Products for the number of employees and days as mutually agreed upon by SAP and Licensor. Pricing and locations for such training shall be as mutually agreed upon by the parties prior to such training taking place.

4.5 Licensor shall cooperate with SAP and use reasonable efforts to ensure that all Software Products and Resale Products are and continue during the entire term of this Agreement always to be materially compatible to SAP Software including new versions or releases thereof provided that SAP keeps informed Licensor of the changes made to the SAP Software.

4.6
  (a) Licensor represents and warrants that the source code for the Software Products, together with related documentation as it is or becomes available (the "Deposited Material"), has been deposited in an escrow account maintained at SourceFile Ltd. located at Broadway Suite 703, Oakland Ca 94612 (the "Escrow Agent"), pursuant to an agreement between the Escrow Agent and Licensor (the "Escrow Agreement") which authorizes the Escrow Agent to release Deposited Material, if so requested, directly to SAP upon the occurrence of events as listed in Section 4.6 (c) The costs of such escrow to be born by SAP.

  (b) Licensor shall deposit into the escrow account copies of the source code for each new release, version, and update of the Software Products and related documentation immediately after they have been made available to SAP.

  (c) SAP may request the Escrow Agent to release a copy of the relevant Deposited Material to SAP upon the occurrence of any of the following events:

             (i) Licensor has been ordered under a final court decision to release the relevant Deposited Material to SAP;

             (ii) Licensor has agreed in writing to release the relevant Deposited Material to SAP;

             (iii) Filing of a petition to commence bankruptcy or composition proceedings regarding Licensor's assets;

             (iv) Cancellation of the registration of Licensor in the competent commercial register for reasons of lack of assets;

             (v) Registration of a winding-up order with regard to Licensor in the competent commercial register;

             (vi) Upon 3 months of a written notice of a material failure which has not been cured by Licensor to provide Support Services Licensor is obligated to perform under this agreement.

   (d) Subject to the occurrence of an event listed in Section 4.6 (c) Licensor herewith grants SAP the irrevocable and non-exclusive right to use the released source code of Deposited Materials to the extent necessary to ensure continued maintenance of, and support for, the relevant Software Products. This right includes the right to copy, translate, modify or otherwise change the released source code to the extend required by the aforementioned objectives.

       SAP agrees to maintain the released source code in strict confidence and to not disclose it to third parties and to use it solely for the continued maintenance of and support for the relevant Software Products and not for the development of any own software products.

5.     SAP'S OBLIGATIONS
       -----------------

5.1 SAP agrees to utilize the licensed copies of the Software Products for NDR Use and Internal Use on such terms as set forth herein including any Attachments hereto and as may be mutually agreed upon by Licensor and SAP.

5.2 SAP shall enter into legally enforceable, written, license agreements with each of its customers (Applicable Entities and End Users) containing the terms and conditions under which the Software Products are sublicensed in compliance with this Agreement.

6.     JOINT OBLIGATIONS OF LICENSOR AND SAP
       -------------------------------------

6.1 Both parties realize the impact the changes to and new releases of their respective software products may have on the other parties products. Each party shall use its reasonable efforts to give three (3) months written notice to the other party of any changes to their respective software products which might impact the other party's products hereunder and agrees otherwise to consult with the other party on such prospective changes.

6.2 The parties shall not make public announcements, to include press releases, or distribute marketing materials naming the other party or using the other party's trademarks without prior written approval by the respective party.

7.     DEVELOPMENT SERVICES
       --------------------

7.1 Subject to agreement on payment Licensor agrees to provide Development Services to SAP to enable SAP to embed the Software Product in the SAP Software or extend the Software Products to meet SAP's requirements.

       Licensor agrees to provide the Development Services of experienced fulltime consultants. The parties shall determine from time to time how many Licensor consultants are needed, the duration of the Development Services to be provided and the fees and expenses to be paid by SAP.

7.2 SAP shall provide free of charge to Licensor all required reasonable development support to the Licensor consultants when Development Services are performed in SAP facilities.

7.3 SAP may terminate the Development Services with a 2 month notice to Licensor.

7.4 Licensor is committed to develop further functionality to the Software Products as determined by the Parties and set out in Attachment D from time to time.

7.5 SAP shall set a reasonable acceptance procedure after consultation with Licensor for each order of Development Services. Such orders of Development Services and the acceptance procedure for such shall be agreed as set forth in attachments to this Agreement as determined from time to time.

7.6 Development work for Resale Products (sec. 9) by Licensor or by SAP shall not be compensated by the other party.


8.     PAYMENT TERMS
       -------------

8.1 Software Products Fees and Support Services Fees shall be invoiced in United States currency.

8.2 SAP shall remit the invoiced Software Products Fees and Support Services Fees within one (1) month from receipt of the respective invoice.

8.3 SAP shall pay Licensor for the rights granted under section 3 (Rights of SAP) the total sum of USD [*]. This license fee is payable in four installments:

       .  USD [*] are due within 30 days of the execution of this Agreement.

       . USD [*] are due within 30 days of the acceptance of the Software Products after the Development Services have been completed, to include standard testing by [*] pilot customers of SAP as SAP would request pilot customers to test SAP Software. The Software Products are not deemed accepted in the case of delivery to partners and pilot customers of SAP for non productive use.

       .  USD [*] are due [*] months from [*] are due [*].

       Upon acceptance of the results of the Development Services the payments shall not be refundable, should acceptance be withheld with cause payments made shall be refunded within 30 days of notice by SAP.

8.4 SAP shall pay USD [*] per annum to Licensor for the maintenance of the Software Products as modified by the Development Services to include corrections, upgrades and 3rd level support. Licensor shall continue maintenance during this Agreement and for two years after termination of the Agreement. During the post-termination period Licensor shall receive the yearly USD [*] maintenance fee. SAP may terminate the maintenance services during this Agreement and after termination of this Agreement with one month notice to the end of the year. Payments shall commence in the year of acceptance. The sum shall be invoiced and paid in quarterly installments.

9.     RESELL RIGHTS OF SAP
       --------------------

9.1 Licensor grants SAP the non-exclusive worldwide right to license the Resale Products as set forth in Attachment E and as may be changed by the parties from time to time and for the duration of this Agreement.

9.2    The Resale Products shall be branded as "TopTier ... for mySAP.com".

9.3 [*] Licensor shall receive a royalty of [*] of the license fees received by SAP for the Resale Products from End Users and SAP shall pay yearly [*] of the aggregate royalties received by [*] in the same year to Licensor for the maintenance and support of the Resale Products (for purposes of this sect. 9.5, the expression "aggregate royalties" shall refer to all payments received by SAP from all End-Users for maintenance and support of the Resale Products).

9.4 The parties shall agree on a yearly basis on a business plan for licensing of these Resale Products to End-Users. Such business plan shall be reviewed every 6 months. SAP shall give its sales force a reasonable quota taking the customer base within the different countries into consideration for the licensing of the Resale Products. SAP shall set reasonable bonus payments in accordance with the respective rules of the respective SAP subsidiaries for the licensing of these Resale Products. The business plan shall include marketing activities by SAP. SAP shall use reasonable efforts to execute the business plan.

9.5 Licensor shall provide 2nd and 3rd level support for the Resale Products and provide maintenance, including upgrades and new versions (subject, always, to payment by SAP of the amounts set out in clause 9.3). Licensor shall use reasonable efforts to continue the development of the Resale Products to meet the requirements of the market.

9.6 SAP shall discount these Resale Products only on a pro-rata basis to other SAP Software being licensed to the End-User or if the Resale Products are licensed separately from SAP Software SAP shall grant discounts only within standard practice within the respective country for SAP Software.

9.7 SAP may grant demo and trial licenses to the Resale Products as SAP grants such licenses to SAP Software.

9.8 Licensor may terminate the rights of SAP to the Resale Products with 3 months written notice to SAP for material breach of its obligations under this sec. 9 if SAP does not cure such breach within the notice period. Such termination shall not affect SAP's rights to the license on the Software Products pursuant to clause 3.

10.      TERM AND TERMINATION
         --------------------

10.1 The initial term of this Agreement shall commence on the Effective Date and shall continue in effect until [*]. Thereafter, this Agreement shall automatically renew for one (1) year periods unless terminated for convenience by either party upon three (3) months prior written notice with effect to the end of the three month period or unless terminated pursuant to sec. 10.2.

10.2 Either party may terminate this Agreement for cause. This includes, without limitation, situations where (a) either party neglects or fails to perform a material obligation hereunder, and such neglect or failure continues unremedied for a period of one (1) month after written notice is sent to the defaulting party by the other party; or (b) either party becomes insolvent; proposes any dissolution, liquidation, composition, financial reorganization or similar proceedings with respect to its property or business, and such continues unremedied for a period of one
       (1) month after written notice is sent by the other party; (c) either party becomes subject to a change in its ownership that is not reasonably acceptable to the other party and notices given by the terminating party within one month of knowledge of change of ownership.

10.3 Termination of this Agreement shall not affect any of the individual sublicense agreements between SAP and the End-User. Except for cases of termination for cause by Licensor, SAP remains entitled to make copies of the Software Products to the extent required in order to fulfill all contracts with End Users and/or Applicable Entities concluded in the ordinary course of business prior to the date on which the termination becomes effective.

10.4 Subject to Section 10.3, SAP, upon an event of termination, shall immediately discontinue any copying and sublicensing of the Software Products except to meet obligations of legally binding offers made by the date of the effect of the termination. Additionally, the parties hereto agree that communications to End Users and any publications/press releases regarding such termination shall be mutually agreed upon, in writing, prior to distribution.

10.5 Any provisions of this Agreement which, by their nature, require performance after termination, shall survive any termination of this Agreement. In particular, Licensor's obligation with respect to the minimum period for the continued supply of Support Services shall not be affected by termination.

10.6 Any payments owing or accrued as of the effective date of termination, shall be promptly paid by the respective party to the other.

11.    COPYRIGHT NOTICE
       ----------------

       SAP shall not remove copyright notices Licensor has placed in the Software Products and Resale Products and in the Documentation.

12.    PROPRIETARY RIGHTS; CONFIDENTIALITY
       -----------------------------------

12.1 Title to and ownership of the Software Products and Resale Products shall remain with Licensor and/or with the respective manufacturer or author of such Software Products or Resale Products. All rights to patents, copyrights, trademarks and trade secrets in the Software Products and Resale Products shall remain with Licensor and/or with the respective manufacturer or author of such Software Products or Resale Products. All intellectual property rights, confidentiality and proprietary provisions, rights to patents, copyrights, trademarks and trade secrets in SAP Software shall remain with SAP and/or with the respective manufacturer or author of such SAP Software.

12.2 With respect to work results (including interim work results) arising directly from the Development Services, title and ownership to the works shall be decided as follows provided, always, that the provisions below shall not affect the respective rights of the parties under clause 12.1.:

       (a) if Licensor notifies before the beginning of the Development Services requested by SAP or within thirty (30) days of such beginning not to charge SAP for the Development

           Services, then Licensor shall have title and ownership to the work subject to the license rights of SAP hereunder;

       (b) if Licensor notifies before the beginning of the Development Services requested by SAP or within thirty (30) days of such beginning to charge SAP for Development Services, then SAP shall have title and ownership to the work subject to Licensor having the non-exclusive royalty free worldwide right to use, modify and distribute the work;

       (c) if Licensor fails to notify SAP pursuant to clauses 12.2 (a) or (b), then SAP shall have title and ownership to the work created subject to Licensor having the non-exclusive royalty free worldwide right to use, modify and distribute the work:

       (d) In the event of such notification by Licensor, SAP has the right to withdraw the work order for the respective Development Services within 10 week days without payment obligations or ownership of rights to use resulting from the work order or from the notification. After this period SAP may not withdraw the work order. Should Development Services have started before Licensor has given notification and should SAP have withdrawn the work order, then any work results shall be destroyed and not be used by either party;

       (e) If Licensor modifies code or documentation of SAP in any way, SAP retains title and ownership of such code or documentation, including the modifications, and licensor shall not have any right of use, modification or distribution with respect to such modified code or documentation of SAP and shall transfer all rights of authorship to SAP and insofar as such rights cannot be transferred by law, Licensor shall not exercise such rights. SAP acknowledges and agrees that any modification to Licensor's code will remain the property of Licensor and that SAP shall have no right of ownership over such modified code.

12.3 Licensor and SAP recognize that, in the course of this Agreement, Licensor, SAP and the Applicable Entities may learn or be exposed to confidential and/or proprietary information which is the property of the other party. Such information will be marked or otherwise identified in writing as confidential, or will be reasonably identifiable as confidential. In order to provide an unrestricted basis of communication for marketing activities hereunder, Licensor and SAP agree that they will take all reasonable efforts to prevent such confidential information from becoming known to anyone except those of their and the Applicable Entities' employees, agents or consultants with a need to know in order to properly fulfill their duties under the respective employment agreements with either of the parties or any Applicable Entity. The particular provisions of this Agreement shall be deemed confidential in nature and neither party hereto shall divulge any provisions as set forth herein to any third parties except to their respective attorneys or accountants and except as may be required by law.

12.4 Neither party's non-disclosure obligations hereunder shall extend to any confidential or proprietary information or any portion thereof which:

       (a) the disclosing party can establish was known to it without restriction prior to disclosure by the other party or was independently developed by the disclosing party; or

       (b) is now or hereafter comes into the public domain through no fault of the disclosing party; or

       (c) is required by operation of law to be disclosed, provided, however, that the other party is given reasonable advance notice of the intended disclosure and reasonable opportunity to challenge such legal requirement(s); or

       (d) is disclosed to the disclosing party without restriction on disclosure by a third party who has the lawful right to make such disclosure.

12.5 Unless expressly agreed to in writing, and other than as specified above, each party expressly prohibits any direct use or reference to its name, trademarks or trade names.

12.6 The parties recognize that each has the right to develop independently software that would compete with the products of the other party without use of confidential information that is provided to the other under this Agreement unless the conditions of Section 12.3 are met and without restriction to the development rights granted to SAP under sec. 3.4 of this Agreement.

13.    THIRD PARTY RIGHTS
       ------------------

13.1 Licensor represents and warrants that it is the owner or licensee of the Software Products and Resale Products, including all intellectual property rights thereunder (for the avoidance of doubt including, copyright, patent rights (if any), trademark and trade secret), and that it has the right to authorize the use of the Software Products, and Resale Products and the licensing of the Software Products and Resale Products to End-Users by SAP and the Applicable Entities.

13.2 Licensor represents and warrants that the execution of this Agreement by Licensor does not conflict with any provision of any other agreement, court decision or administrative order binding upon it.

13.3 Licensor represents and warrants that the Software Products and Resale Products do not infringe to its knowledge any copyright, United States or European (issued by the European Patent Office) patent, trademark, trade secret, or other intellectual property right of any third party.

13.4 Licensor shall fully indemnify, hold harmless and defend SAP and/or the Applicable Entities against suits based on any claim that the Software Products or Resale Products infringe any United States or European (issued by the European Patent Office) patent, copyright, trademark, trade secrets, or other proprietary right, provided that the entity concerned gives Licensor prompt written notice of such suits and permits Licensor to control the defense and settlement thereof. In the event that, as a result of any such claim of infringement, SAP and/or the Applicable Entities are enjoined from using, marketing, or licensing the Software Products, SAP and/or the Applicable Entities, at their option, may request Licensor to procure at its expense the right for SAP or the Applicable Entities to continue to use, market, and license the Software Products or Resale Products, or replace or modify at its expense the Software Products or Resale Products so as to make it non-infringing, provided that the performance thereof is not adversely affected. SAP and/or the Applicable Entities, in their sole discretion, may in lieu of the remedies above, request a full refund of Resale Product royalties. Irrespective of SAP's and or the Applicable Entity's choice between the aforementioned remedies, Licensor remains liable to fully compensate the entity concerned for any damages, costs and reasonable expenses incurred in connection with such third party intellectual property infringement claims. Licensor shall have no liability to SAP or Applicable Entities to the extend that any claim is based upon (i) any modification to the Software Products or Resale Products not made by Licensor, (ii) use of the Software Products or Resale Products in any unlawful, improper or inappropriate manner or for any unlawful, improper or inappropriate purpose or (iii) use or incorporation of the Software Products or Resale Products with any other product.

14     WARRANTY
       --------

14.1 Licensor warrants that the Software Products and Resale Products will perform in substantial conformity with the specifications and descriptions contained in Licensor's then current and applicable documentation or other tangible documents, provided that SAP has not altered the Software Products and Resale Products without the consent of Licensor. Licensor does not warrant that the Software Products and Resale Products will meet all needs or expectations of SAP or End Users.

14.2 The warranty period for all Software Products and Resale Products delivered hereunder shall extend for 6 months from the time the respective End User has received the Software Product(s) or Resale Products from SAP. In case of any timely notice of defects by SAP, the warranty period will be extended for the period of time running from the dispatch of the notice of defects until their elimination, if such remedy is elected by SAP.

14.3 With respect to any material defects of the master media copies of the Software Products and Resale Products which SAP reports to Licensor prior to the expiration of the warranty period, SAP, at its option, may either
       (a) demand elimination of the defect at Licensor's expense and without undue delay; or (b) require replacement delivery.

14.4 Licensor shall pay for all parts, labor, and travel expenses for Licensor's service personnel required to fulfill its warranty obligations under this Agreement.

14.5 Licensor warrants that, irrespective of fault that the Software Products and Resale Products accommodate now and will in the future all date-field formats required for Year 2000 Compliance. Year 2000 Compliance means that:

         (a) the Software Products and Resale Products will accurately record, store, process, calculate, transmit, display and present calendar dates on or after (and, if applicable, spans of time including) January 1, 2000;

         (b) the occurrence in or use by the Software Products and Resale Products of dates before, on or after January 1, 2000 will not adversely affect the performance of the Software Products and Resale Products with respect to date-dependant data, computations, output, or other functions (including, without limitation, calculating, comparing and sequencing).

         (c) The Software Products and Resale Products will not abnormally and/or provide invalid or incorrect results as a result of date-dependant data and the Software Products and Resale Products can accurately recognize, manage, accommodate and manipulate date-dependant data, including without limitation, single and multi-currency formulas and leap years.

         This warranty is subject to the following limitations (in addition to all other applicable limitations in this Agreement):

         (a) The Software Products and Resale Products may receive data regarding dates from databases, data-sources and applications with which the Software Products and Resale Products are used but the Software Products and Resale Products have not inherent date discrimination, date validation or date calculation mechanisms built in to validate or check dates received from other sources;

         (b) While the Software Products and Resale Products enable queries from databases or other data sources, including setting limits in data ranges, in these instances, the date field formats used by the Software Products and Resale Products enable Year 2000 Compliance but do not identify, validate or remedy any date calculations or date fields of third party operating systems or other associated applications, data sources or databases and do not make any discrimination as to Year 2000 Compliance of third party operating systems or applications;

         (c) The Software Products and Resale Products operate with the information they receive and as such, if incorrect date information is provided by SAP, the End User, the operating system or from any other external product or other sources, this information will be used by the Software Products and Resale Products as received and the data navigated, queried, reported or derived from the Software Products and Resale Products is only as date-valid as the information in or used by the underlying applications or systems;

         (d) The Software Products and Resale Products shall not work in circumstances where the underlying applications or systems stop functioning improperly because of their own Year 2000 Compliance problems.

14.6 In addition to the aforementioned warranty obligations Licensor must indemnify and hold harmless SAP from all claims raised by End Users and/or the Applicable Entities against SAP for rescission of contract, reduction of license fees or damage compensation based on a breach of the warranty given in this Agreement. This shall not apply to the extent that such defects did not exist at the time of receipt of the Software Products or Resale Products by the End User or the Applicable Entities or in situations where the claims are based on the lack of expressly warranted feature unless the subject of such warranty corresponds to a similar warranty given by Licensor.

14.7 Except for the warranties expressly set forth in this Agreement, Licensor to the fullest extent possible by law makes not warranties express, implied or statutory with respect to the Software Products and Resale Products, and Licensor disclaims to the fullest extend permissible by law any implied warranties of merchantability, quality or fitness for a particular purpose.

14.8  Liability
      ---------

      (a) Except for the warranties expressly set forth in this Agreement, Licensor to the fullest extent possible by law makes no warranties express, implied or statutory with respect to the Software Products or Resale Products, and Licensor disclaims to the fullest extent permissible by law any implied warranties of merchantability, quality or fitness for a particular purpose.

      (b) Except for a breach of clause 12 and 13 and to the fullest extent permissible by law, in no event shall either party be liable to the other for any damages resulting from loss of data, loss of profits, loss of contracts or for any special, indirect, incidental, punitive or exemplary damages in any way arising out of or in connection with the use or performance of the Software Products or otherwise relating to this Agreement, however caused, even if such party has been made aware of the possibility of such damages.

      (c) Licensor's entire liability to SAP and End-Users, regardless of the form of any claim or action or theory of liability, excluding intent or gross negligence, shall be limited to the aggregate sum of payments made by SAP to Licensor under this Agreement ("the Aggregate Amount"). Licensor shall maintain throughout this Agreement insurance coverage for an amount to be determined by SAP and notified in writing by SAP to Licensor, subject to SAP paying at all times the costs of such coverage above the Aggregate Amount.

15.   MARKETING
      ---------

15.1 SAP shall appoint Licensor as a "Development Partner" with the right to use the respective logo and title in presentations and advertising. Licensor shall receive the benefits of the respective partner program as are changed by SAP from time to time. Licensor shall pay the standard fees for partner offerings of SAP as are changed from time to time by SAP.

15.2 The parties shall issue point press releases from time to time to publish the role of Licensor as a Development Partner and SAP's role as reseller of the Software Products.

16    AUDIT
      -----

      SAP shall maintain, at its address throughout the term of this Agreement and for a period of three (3) years following the expiration or termination of this Agreement, such books and records as may be necessary to permit Licensor to audit the statements submitted by SAP and verify the payments made by SAP. Upon reasonable notice, but no more frequently than twice in any calendar year, Licensor shall have the right to have its internal controlling or financial oversight personnel or its certified public accountants examine such books and records for the purpose of verifying the accuracy of the payments made by SAP. Licensor will bear the costs of such review, unless it is established that SAP has underpaid by more than 5% to Licensor, in which case SAP shall bear the costs of the audit.

17    GENERAL
      -------

17.1  Notices All notices shall be in writing and delivered personally, by mail
      -------
      or via facsimile. All notices shall be addressed to the addresses appearing in the introductory section of this Agreement and shall be deemed delivered upon receipt. Each party may change its address by written notice in accordance with this section.

17.2  Modification This Agreement may only be modified in writing by SAP and
      ------------
      Licensor. This also applies to any waiver of this written form requirement.

17.3  Nonwaiver of Rights The failure of either party to this Agreement to
      -------------------
      object to any conduct of the other party that is in violation of the terms of this Agreement shall not be construed as a waiver thereof, or as waiver of any future breach or subsequent wrongful conduct.

17.4  Entire Agreement This Agreement, including all Software Products Purchase
      ----------------
      Orders and other attachments, shall represent the entire understanding between the parties hereto relating to the marketing of Software Products Services described in the Software Products Purchase Order and supersede any and all prior proposals or agreements, whether written or oral, that may exist between the parties. No oral side agreements exist.

17.5  Governing Law This Agreement shall be governed by and construed in
      -------------
      accordance with the laws of Germany without reference to the conflicts of law principles. This Agreement shall not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

17.6  Arbitration Clause Any dispute, controversy or claim arising out of or
      ------------------
      relating to this Agreement or to a breach thereof shall be finally resolved by arbitration. The arbitration shall be conducted by three
      (3)arbitrators, one to be appointed by Licensor, one to be appointed by SAP and the third being nominated by the two other arbitrators so selected or, if they cannot agree on a third arbitrator, by the then president of the International Chamber of Commerce (ICC). The arbitration shall be conducted in accordance with the arbitration rules of the ICC. The place of arbitration shall be London (which shall be the exclusive forum for resolving such dispute, controversy or claim) and the arbitration shall be conducted in the English language. The decision of the arbitrators shall be binding upon the parties, and the expense of the arbitration (including the award of attorney's fees to the prevailing party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be executory, and judgement thereon or application for enforcement may be entered by any court of competent jurisdiction. Notwithstanding anything in this clause, each party shall have the right to institute judicial proceedings against the other party in order to seek specific performance, injunctive relief or similar relief before any court or tribunal having jurisdiction.

17.7  Severability If a court finds any provision of this Agreement invalid or
      ------------
      unenforceable, this will not affect any other provision of this Agreement.

17.7  Independent Contractors Both parties represent that they are independent
      -----------------------
      contractors in performing all obligations hereunder, and nothing contained herein shall be deemed or construed to create any employer/employee relationship or any partnership or joint venture between the parties or their respective directors, officers, employees, or independent contractors.

17.8  Assignments: Unless otherwise provided for in this Agreement, neither
      ------------
      party shall transfer, assign or sublicense its rights or obligations under this Agreement to any other third party, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Assignment in whole by either party to its respective parent organization is permitted without written consent of the other party, but with notice to the other party.

18.   RESTRICTIONS ON EXPORT AND REEXPORT
      -----------------------------------

18.1 SAP is aware of the existence of export/reexport restrictions and agrees to observe all export control provisions prevailing in the country into which SAP delivers technical information, software or technical data under this Agreement.

18.2 It is sole responsibility of SAP to obtain all necessary approvals or consents from any authorities having jurisdiction over the subject matter and/or SAP, before it exports technical information, software or technical data obtained from Licensor.

18.3 Either party to this Agreement is entitled to refuse performance under this Agreement to the extent such performance would be in conflict with any applicable export control requirements.

TopTier Israel Ltd.                           SAP AG


BY:  /s/ Shai Agassi                          BY:  /s/  Henning Kagermann
    --------------------------------              -----------------------------

TYPED:   Shai Agassi                          TYPED:    Henning Kagermann
       -----------------------------                 --------------------------

TITLE:   Chairman                             TITLE:    Co-Chairman and CEO
       -----------------------------                 --------------------------

DATE:    October 15, 1999                     DATE:     October 13, 1999
      ------------------------------               ----------------------------



BY:  /S/ Reuven Agassi                        BY:  /s/  Karl-Heinz Hess
    --------------------------------              -----------------------------

TYPED:   Reuven Agassi                        TYPED:    Karl-Heinz Hess
       -----------------------------                  -------------------------

TITLE:   Co-Chairman                          TITLE:    Member of the Executive
       -----------------------------                  -------------------------
                                                        Board
                                                      -------------------------

DATE:    October 15, 1999                      DATE:    October 12, 1999
      ------------------------------           --------------------------------